As filed with the Securities and Exchange Commission on October 17, 2001

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                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

         [_]      Preliminary Proxy Statement

         [_]      Confidential, for Use of the Commission Only
                  (as permitted by Rule 14a-6(e)   (2))

         [_]      Definitive Proxy Statement

         [X]      Definitive Additional Materials

         [_]      Soliciting Material pursuant to Rule 14a-12


                      KRUPP REALTY LIMITED PARTNERSHIP - IV
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                (Name of Registrant as Specified In Its Charter)


                                 Not Applicable
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required

         [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  (1) Title of each class of securities to which transaction applies: N/A

                  (2) Aggregate number of securities to which transaction applies: N/A

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

                  (4)      Proposed maximum aggregate value of transaction: N/A

                  (5)      Total fee paid: N/A

         [_]      Fee paid previously with preliminary materials.

         [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
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                  (1)      Amount Previously Paid:

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                  (4)      Date Filed:

                         FOR INFORMATIONAL PURPOSES ONLY
                       NOT A PROJECTION OF ACTUAL RESULTS

         Below is a schedule of information you may find helpful in assessing your tax position in connection with the possible liquidation of Krupp Realty Limited Partnership-IV (the "Partnership") described in its Proxy Statement dated October 12,2001. The calculations set forth below are based upon calendar 2000 Schedule K-1 balances and the Partnership's Unaudited Pro Forma Consolidated Statement of Net Assets in Liquidation as of June 30, 2001 (including the notes and assumptions thereto) set forth on page 35 of the Proxy Statement. "Cash Proceeds - Estimated" and "Net After-Tax Proceeds-Estimated" below reflect amounts that would have been available for distribution if all property sales had closed and the Partnership had liquidated as of June 30,2001. The amounts shown are not intended to represent the actual amounts that will be distributed in connection with the property sales or the possible liquidation of the Partnership. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING HOW THIS INFORMATION APPLIES TO YOUR PARTICULAR TAX SITUATION.


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                  NET AFTER-TAX EFFECT OF POSSIBLE LIQUIDATION
                                                        Unit(s)       1.000

Ending Capital Account 2000 (Schedule K-1)                      $      (122)

2001 Ordinary Income/(loss) -  Estimated                        $        --

2001 Distribution - Actual                                      $       (25)
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2001 Ending Capital Account - Estimated                         $      (147)

Cash Proceeds - Estimated                                       $       883
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Capital Gain - Estimated                                        $     1,030


25% Capital Gains Tax on  the Capital Gain - Estimated          $       257
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Cash Proceeds - Estimated                                       $       883

Less Capital Gains Tax                                          $      (257)
                                                                -----------
NET AFTER-TAX CASH PROCEEDS - ESTIMATED                         $       626
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PERCENT OF TOTAL CASH RECEIVED                                           71%

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**   TRANSACTION IS A TERMINATING TAXABLE EVENT, ASSUMING ALL PROPERTY SALES ARE
     CLOSED.

** ANY GAIN GENERATED IS CLASSIFIED AS A PASSIVE GAIN, AND THEREFORE SUBJECT TO OFFSET TO THE EXTENT AN INVESTOR HAS OTHER PASSIVE ACTIVITY LOSSES.

** NO CONSIDERATION HAS BEEN GIVEN TO ANY FEDERAL ALTERNATIVE MINIMUM TAX OR STATE TAX IMPACT.